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                                                                    EXHIBIT 99.6

                            BERKSHIRE HATHAWAY INC.
                                 NEWS RELEASE

FOR IMMEDIATE RELEASE                                       DECEMBER 23, 1998

Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, NE 68131


Omaha, Nebraska, December 23, 1998 -- As announced on Monday, December 21, 1998, the merger between Berkshire Hathaway Inc. and General Re Corporation became effective on December 21, 1998. The purpose of this announcement is to clarify certain matters relating to procedures for exchanging shares of General Re common stock for Berkshire common stock.

Under the terms of the merger agreement, each General Re shareholder will have the option to elect to receive either 0.0035 Class A shares or 0.105 Class B shares of Berkshire for each share of General Re common stock. Election forms
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are expected to be sent as soon as possible, and in any event, no later than
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December 28, 1998 to all General Re shareholders of record as of December 21,
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1998.  The Exchange Agent has been instructed to issue the Merger Consideration
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as soon as possible following the receipt of the Required Documents from a
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Holder.  Holders will not be required to wait for the Election Deadline to occur
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prior to receiving the Merger Consideration.  Any General Re shareholder not
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making an election by March 1, 1999 will receive Berkshire Class B shares.

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Berkshire is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted on both a direct and reinsurance basis through a number of subsidiaries.

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For additional information, please contact:

Marc Hamburg 402-346-1400